UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2022

vTv Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC (Address of principal executive offices)	27265 (Zip Code)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Common Stock Purchase Agreement

On May 31, 2022, vTv Therapeutics Inc. (the “Company”) and G42 Investments AI Holding RSC Ltd, a private limited company (“G42 Investments”), entered into a common stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to G42 Investments 10,386,274 shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock” and such shares, the “Closing Shares”) at a price per share of approximately $2.41, for an aggregate purchase price of $25,000,000, which was paid (i) $12,500,000 in cash at the closing of the transaction and (ii) $12,500,000 in the form of a promissory note of G42 Investments to be paid at the one-year anniversary of the execution of the Purchase Agreement. The Purchase Agreement also provides for, following the receipt of approval by the U.S. Food and Drug Administration of the licensed product (the “FDA Approval”) that is the subject of the clinical trials currently contemplated under the License Agreement (as defined and discussed below), at the option of G42 Investments, either (a) the issuance of Common Stock (the “Milestone Shares”) having an aggregate value equal to $30,000,000 (measured by the twenty (20) trading day volume weighted average price of the Common Shares) or (b) the payment by the Company of $30,000,000 in cash (the “Milestone Cash Payment”). The issuance of the Milestone Shares and the payment of the Milestone Cash Payment, as applicable, are conditioned upon receipt of the FDA Approval and subject to certain limitations and conditions set forth in the Purchase Agreement. There can be no assurance that the FDA Approval will be granted, or as to the timing thereof.

Additionally, the Purchase Agreement provides for the right of G42 Investments to nominate a director to the Company’s board of directors for so long as G42 Investments holds a number of shares of Common Stock not less than the Closing Shares. The Purchase Agreement contains customary representations, warranties and agreements of the Company and G42 Investments for an agreement of this type.

G42 Investments has agreed to certain transfer restrictions (including restrictions on short sales or similar transactions) and restrictions on further acquisitions of shares, in each case subject to specified exceptions. Following the expiration of a lock up period, the Company has granted to G42 Investments certain shelf and piggyback registration rights with respect to the shares of Common Stock issued to G42 Investments pursuant to the Purchase Agreement, including the ability to conduct an underwritten offering to resell such shares under certain circumstances. The registration rights include customary cooperation, cut-back, expense reimbursement and indemnification provisions.

The Company expects to use the proceeds from the Purchase Agreement to fund a Phase 3 clinical trial for a pharmaceutical product containing the Company’s proprietary candidate, TTP339 (as further described below) and for general corporate purposes and working capital.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Collaboration and License Agreement

Also on May 31, 2022, vTv Therapeutics LLC (“vTv LLC”), a controlled subsidiary of the Company, entered into a Collaboration and License Agreement with Cogna Technology Solutions LLC, an affiliate of G42 Investments (“Cogna”) (the “License Agreement”), pursuant to which Cogna obtained an exclusive and sublicensable license to develop and, if such development is successful and regulatory approval is granted, commercialize pharmaceutical products containing vTv LLC’s development candidate, TTP399, a liver selective glucokinase activator (the “Licensed Products”), in a specified territory, principally consisting of the Middle East, Africa and Central Asia (the “Territory”). Development activities under the License Agreement will be set forth in the global development plan. The initial joint global development plan, which will be developed jointly by the parties and is intended to cover clinical trials for development of the Licensed Products for Type 1 diabetes, will require approval of the joint development committee formed under the License Agreement. vTv LLC will sponsor the clinical trials conducted under the License Agreement; however, for the clinical trials that Cogna will be conducting, vTv LLC will delegate certain of its responsibilities as sponsor to Cogna. vTv LLC also has the right to develop the Licensed Products in any country other than those within the Territory outside of the global development plan but grants Cogna the rights to data generated in any such development.

2

Under the License Agreement, Cogna is obligated to pay vTv LLC royalty payments, calculated based on annual net sales of the Licensed Products in the Territory. Such royalties will be payable on a Licensed Product-by-Licensed Product and country-by-country basis until the later of (i) the expiration of the licensed patents covering a Licensed Product in a country, (ii) the expiration of any regulatory exclusivity of a Licensed Product in a country or (iii) a specified number of years after the first commercial sale of a Licensed Product in a country.

Under the terms of the License Agreement, Cogna will be responsible for the development and commercialization of the Licensed Products in the Territory, at its cost, and is required to use commercially reasonable efforts with respect to such development and commercialization. vTv LLC is obligated to use commercially reasonable efforts to supply Cogna with the Licensed Products and placebo for the clinical trials conducted under the License Agreement. vTv LLC may supply, or Cogna may manufacture, products for commercial sale under terms to be agreed upon by the parties.

The License Agreement may be terminated by either party upon certain specified events, or upon the other party’s material breach, insolvency, or failure to comply with applicable laws. vTv LLC may terminate the License Agreement if it reasonably deems it necessary to protect the safety, health or welfare of subjects enrolled in any clinical trials undertaken in connection with the License Agreement on the basis of a material safety issue or if a clinical hold is imposed and not lifted within ninety (90) days.

The description of the License Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which will be filed as an exhibit to the vTv Therapeutics Inc. Quarterly Report on Form 10-Q for the quarter ending June 30, 2022. G42 Investments and Cogna are both affiliated with G42 Healthcare Group.

The Purchase Agreement and License Agreement contain representations, warranties, and covenants that the parties made to each other as of the date of each of the Purchase Agreement and License Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contracts among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement and License Agreement. The Purchase Agreement has been attached and the License Agreement will be attached to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022, to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, G42 Investments, vTv LLC, Cogna, or any other person or entity. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement and the License Agreement, which were made only for purposes of the Purchase Agreement or the License Agreement, as applicable, and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement or the License Agreement, as applicable, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement or the License Agreement, as applicable, instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement or License Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Purchase Agreement or License Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Purchase Agreement or License Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated by reference into Item 3.02.

3

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Common Stock Purchase Agreement, dated as of May 31, 2022, by and among vTv Therapeutics Inc., G42 Investments AI Holding RSC Ltd. and, solely for Sections 5.3, 5.11 and Section 6 therein, Group 42 Holding Limited
99.1	Press release dated June 1, 2022
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations, including statements regarding the potential grant of the FDA Approval. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this report, including statements regarding, without limitation, the Purchase Agreement, the License Agreement, and the transactions contemplated by each of these agreements are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors, including the risk that the FDA Approval is not received on a timely basis or at all, that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause the Company’s results to vary from expectations include those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect the Company’s views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this release and, except as required by law, the Company undertakes no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments the Company may undertake. The Company qualifies all of its forward-looking statements by these cautionary statements.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Richard S. Nelson
Name:	Richard S. Nelson
Title:	Interim Chief Financial Officer

Dated: June 1, 2022

5